Exhibit 10.19.2

Execution Version

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Security Agreement”) is entered into as of November 9, 2017, by and among each of the undersigned identified on the signature pages hereto as Grantors (together with any other entity that may become a party hereto as provided herein, each a “Grantor”, and collectively, the “Grantors”), and ARES CAPITAL CORPORATION, in its capacity as administrative agent (the “Administrative Agent”) for the Lenders and the other Secured Parties.

PRELIMINARY STATEMENTS

A. Lonestar Prospects, Ltd., a Texas limited partnership doing business as Vista Sand (“Vista Sand”), the lenders party thereto, and Administrative Agent, entered into that certain Senior Secured Credit Agreement dated as of March 1, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”). In connection with the Existing Credit Agreement, Vista Sand, certain of its subsidiaries and the Administrative Agent executed that certain Security Agreement dated as of March 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”) to secure all obligations owing to the Administrative Agent and the other Secured Parties under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement).

B. On even date herewith, VPROP Operating, LLC, a Delaware limited liability company (the “Borrower”) assumed the obligations of Vista Sand under the Existing Credit Agreement and executed an Amended and Restated Senior Secured Credit Agreement (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Administrative Agent, the Persons party thereto as “lenders” (the “Lenders”) and the other parties thereto, pursuant to which the Lenders agreed to amend and restate the terms of the Existing Credit Agreement and make certain extensions of credit to the Borrower for the purposes set forth therein.

C. The Administrative Agent, the Borrower and the other parties hereto desire to amend and restate the Existing Security Agreement on the terms set forth in this Agreement in order to secure all obligations owing to the Administrative Agent and the other Secured Parties under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), as provided herein.

D. The Administrative Agent and the other Secured Parties have conditioned their obligations under the Loan Documents upon the execution and delivery by the Grantors of this Security Agreement, and the Grantors have agreed to enter into this Security Agreement to secure all obligations owing to the Administrative Agent and the other Secured Parties under the Loan Documents.

D. Each Grantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and the extension of credit made (and to be made) by the Lenders thereunder.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in Credit Agreement. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement.

1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in the UCC.

1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms shall have the following meanings:

“Account Debtor” means a Person who is obligated on an Account.

“Account” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced or an article of the UCC is specifically referenced.

“Assigned Contracts” means, collectively, all of the Grantors’ rights and remedies under, and all moneys and claims for money due or to become due to any Grantor under any Material Contract, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Grantors now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing agreements; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Bank” shall have the meaning set forth in Article 9 of the UCC.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Administrative Agent between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located.

“Collateral Account” means any Deposit Account under the sole dominion and control of the Administrative Agent established by the Administrative Agent as provided in Article VII.

“Commercial Tort Claims” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Account Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent, among any Grantor, a commodity intermediary holding such Grantor’s assets, including funds and commodity contracts, and the Administrative Agent with respect to collection and control of all deposits, commodity contracts and other balances held in a Commodity Account maintained by any Grantor with such commodity intermediary.

“Company” means, as the context may require, each Person organized under the laws of the United States of America or a State of the United States of America whose Equity Interests are acquired or otherwise owned by a Grantor on or after the Effective Date.

“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Account” means a Securities Account or Commodity Account that is the subject of an effective Securities Account Control Agreement or Commodity Account Control Agreement and that is maintained by any Loan Party with a securities or commodity intermediary. “Control Account” includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

“Control Agreement” means a Deposit Account Control Agreement, a Securities Account Control Agreement or a Commodities Account Control Agreement, as context may require.

“Controlled Foreign Corporation” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code and the United States Treasury Regulations thereunder.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent, among any Grantor, a Bank holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by any Grantor with such Bank.

“Document” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“Event of Default” means an event described in Section 5.1.

“Excluded Accounts” means any Deposit Account that is specifically and exclusively used (x) for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Grantor’s salaried employees, to the extent the amounts in such Deposit Account as of any date of determination do not exceed the greater of (i) the checks outstanding against such Deposit Account as of that date and (ii) amounts necessary to meet customary minimum balance requirements and (y) as an escrow account for the benefit of the Lessor under the Winkler Lease with aggregate cash amounts on deposit not to exceed $4,000,000.

“Exhibit” refers to a specific exhibit to this Security Agreement (unless another document is specifically referenced), as from time to time supplemented by any Assumption Agreements.

“Financial Asset” shall have the meaning set forth in Article 8 of the UCC.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Indemnified Party” shall have the meaning set forth in Section 8.18.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, patents, patent licenses, trademarks, trademark licenses, copyrights, copyright licenses, domain names and domain name registrations, trade secrets, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, licenses for any of the foregoing and all license rights, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.

“Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Sections 9-406 through 9-409 of the UCC).

“Partnership/LLC Agreements” means a collective reference to each limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement relating to any Partnership/LLC Interests included in the Pledged Equity Interests.

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership interest, membership interest or limited liability company interest, as applicable, of such Grantor in each Company owned by such Grantor, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such Company, as applicable, such Grantor’s interest in all distributions made or to be made by any such Company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such Company, as applicable, whether set forth in the partnership agreement, membership agreement, limited liability company agreement or operating agreement, as applicable, of such Company, as applicable, by separate agreement or otherwise.

“Pledged Collateral” means all Instruments, Securities, Pledged Equity Interests, and other Investment Property of the Grantors that constitute Collateral hereunder, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement, including, without limitation, the Instruments, Securities and other Investment Property set forth on Exhibit F.

“Pledged Equity Interests” means with respect to a Grantor, (a) all Equity Interests issued by the Borrower or any Company and held of record or beneficially owned by, as applicable, such Grantor, including the Equity Interests of the Borrower and each Company listed on Exhibit F (as the same may be amended or supplemented from time to time by written agreement of the Grantors and Administrative Agent), together with any other shares, stock certificates, interests, options or rights of any nature whatsoever in respect of such Equity Interests issued by the Borrower or such Company and held by such Grantor while this Security Agreement is in effect; (b) all right, title and interest of such Grantor as a limited partner, general partner, or member, as applicable, of the Borrower or any Company, and all right, title and interest of such Grantor in, to and under the Partnership/LLC Agreements, (c) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (d) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (e) the Proceeds, interest, profits and other income of or on collections thereon or distributions or payments with respect thereto any of the Property referred to in this definition, (f) all security entitlements in respect of any of the foregoing, if any, and (g) all books and records relating to any of the Property referred to in this definition.

“Proceeds” shall have the meaning set forth in Article 9 of the UCC and, in any event shall include, without limitation, all dividends, distributions or other income from or with respect to the Pledged Collateral, collections thereon or distributions or payments with respect thereto.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced or a section of the UCC is specifically referenced.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Securities Account Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent, among any Grantor, a securities intermediary holding such Grantor’s assets, including funds and securities, or an issuer of Securities, and the Administrative Agent with respect to collection and control of all deposits, securities and other balances held in a Securities Account maintained by any Grantor with such securities intermediary or issuer of securities.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. In addition, Sections 1.03 and 1.04 of the Credit Agreement shall apply to the terms hereof, mutatis mutandis, and are hereby incorporated by reference as if set forth fully herein.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, and hereby confirms, reaffirms and restates the prior, pledge, assignment and grant thereof pursuant to the Existing Security Agreement, a security interest in all of its right, title and interest in, to and under all of the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor

(including under any trade name or derivations thereof) or in which Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence, and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all Fixtures;

(vi) all General Intangibles, including all General Intangibles in respect of Assigned Contracts;

(vii) all Goods;

(viii) all Instruments;

(ix) all Intellectual Property;

(x) all Inventory;

(xi) all Investment Property (including, but not limited to, the Pledged Equity Interests);

(xii) all cash or cash equivalents;

(xiii) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv) all Deposit Accounts with any Bank or financial institution;

(xv) all Commercial Tort Claims listed on Exhibit I hereto;

(xvi) all Securities Accounts;

(xvii) all Commodity Accounts; and

(xviii) all accessions to, substitutions for and replacements to, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; to secure the prompt and complete payment and performance of the Indebtedness.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to (a) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code of the United States) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) any Non-Assignable Contract for so long as the prohibition or restriction in such Non-Assignable Contract has not been waived or the consent of the counterparty to such contract has not been obtained (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code of the United States) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the prohibition or restriction has been waived or such consent has been obtained; (c) property subject to Liens permitted by the Credit Agreement securing Capital Lease Obligations solely to the extent that the grant, creation, attachment or perfection of the Lien created hereby on any such property is prohibited by or results in a breach or termination of, or constitutes a default under, the documentation governing such Liens or the obligations secured by such Liens (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code of the United States) or principles of equity) of any relevant jurisdiction and other than to the extent all necessary consents to the grant, creation, attachment and perfection of the Lien created hereby have been obtained; (d) assets with respect to which the cost to the Grantors of pledging or hypothecating are unreasonably excessive (as determined by the Administrative Agent in its sole discretion) in relation to the benefits to the Secured Parties of the security afforded thereby; or (e) to the extent the Code does not allow the pledge of all of the Equity Interests of a Controlled Foreign Corporation without adverse tax consequences, such portion of the outstanding Equity Interests of such Controlled Foreign Corporation in excess of sixty-five percent (65%); provided, however, that (i) in no event shall the foregoing limitation cause the pledge of the Equity Interests of any Controlled Foreign Corporation to be for less than sixty-five percent (65%) of the Equity Interests of such Controlled Foreign Corporation and (ii) immediately upon amendment of the Code to allow the pledge of a greater percentage of the Equity Interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall automatically include, and the security interest granted by each Grantor shall attach to, such greater percentage of Equity Interests of each Controlled Foreign Corporation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties that:

3.1    Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit G, the Administrative Agent will, subject to Article XI, have a fully perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A, except to the extent that any of the foregoing has been changed in accordance with Section 4.13.

3.3 Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed on Exhibit A or as otherwise disclosed pursuant to Section 4.13, and such Grantor has no other places of business except those set forth on Exhibit A or as otherwise disclosed pursuant to Section 4.13.

3.4 Collateral Locations. All of such Grantor’s locations where Collateral is located are listed on Exhibit A (as supplemented pursuant to Section 4.13). All of said locations are owned by such Grantor except for locations (a) which are leased by the Grantor as lessee and designated in Part II(b) of Exhibit A (as supplemented pursuant to Section 4.13) and (b) at which Inventory or other Collateral is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part II(c) of Exhibit A (as supplemented pursuant to Section 4.13).

3.5 Deposit Accounts, Commodity Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts, Commodity Accounts and Securities Accounts are listed on Exhibit B (as supplemented pursuant to Section 4.12).

3.6 Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization, except to the extent that any of the foregoing has been changed in accordance with Section 4.13. Except as may be described in an applicable Assumption Agreement executed after the Effective Date, such Grantor has not, during the past five years prior to the Effective Date (or in the five years immediately preceding the date of such Assumption Agreement), been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7 Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor as of the Effective Date, in each case, with a value in excess of $100,000. All action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken and the aggregate value of all Letter-of-Credit Rights and all Chattel Paper of all Grantors for which such actions have not been duly taken does not exceed $250,000. The Administrative Agent will, (subject to Article XI), have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8 Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

(b) With respect to its Accounts, except as specifically disclosed to the Administrative Agent or as would not reasonably be expected to have a Material Adverse Effect, (i) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business consistent with past practice for prompt payment; (iii) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices and statements with respect thereto; (iv) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which could reasonably be expected to result in any adverse change in such Account Debtor’s financial condition; and (v) such Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

3.9 Inventory. With respect to any Inventory of any Loan Party constituting Collateral, (a) such Inventory (other than Inventory in transit) is located at one of such Grantor’s locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good, indefeasible and merchantable title to such Inventory, subject only to Liens permitted under 4.1(e), and (d) except as specifically disclosed to the Administrative Agent, such Inventory is of good and merchantable quality, free from any material defects.

3.10 Intellectual Property. None of the Grantors owns any Intellectual Property or has any Intellectual Property licensed to it valued in excess of $500,000 except to the extent disclosed to the Administrative Agent after the Effective Date (in which case the applicable Grantor will take such actions with respect to the perfection of such Intellectual Property, or with respect to customary representations and warranties and covenants, as the Administrative Agent, at the direction of the Required Lenders, reasonably requests).

3.11 Filing Requirements. As of the Effective Date, none of its Equipment is covered by any certificate of title, except for the Vehicles (i) the aggregate value of which (as determined by the Borrower in its reasonable and good faith judgment) does not exceed $100,000 or (ii) described in Part I of Exhibit D. None of the Collateral owned by it is of a type for which security interests or Liens may be perfected by filing under any federal statute except for the Vehicles described in Part II of Exhibit D. The legal description, county and street address of each property on which any Fixtures the aggregate value of which (as determined by the Borrower in its reasonable and good faith judgment) exceeds $100,000 are located is set forth in Exhibit E together with the name and address of the record owner of each such property.

3.12 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent on behalf of the Secured Parties as the secured party, (b) financing statements filed as a precaution to describe personal Property leased to a Grantor permitted by Section 4.1(e) and (c) financing statements with respect to Liens permitted by Section 4.1(e).

3.13 Pledged Collateral.

(a) Exhibit F sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor as of the Effective Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit F as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a Securities Account Control Agreement and (iv) from and after the date that is thirty (30) days after the Effective Date, all Pledged Collateral which represents Debt owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Debt, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice or filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1 General.

(a) Collateral Records. Such Grantor will maintain in all material respects complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent and each of the Lenders, such reports relating to such Collateral as the Administrative Agent shall from time to time reasonably request.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent (or its representatives), all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to, subject to Article XI, maintain a first priority security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any relevant UCC jurisdiction and may (i) indicate such Grantor’s Collateral (A) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. Such Grantor also agrees to take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions permitted by Section 9.13 of the Credit Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted by Section 9.04 of the Credit Agreement.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except (i) financing statements naming the Administrative Agent on behalf of the Secured Parties as the secured party, (ii) financing statements filed as a precaution to describe personal property leased to a Grantor permitted by Section 4.1(e) and (iii) financing statements with respect to Liens permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement naming such Grantor as debtor without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Locations. Such Grantor will not (i) maintain any Collateral owned by it at any location other than those locations listed on Exhibit A and as otherwise notified to the Administrative Agent or (ii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as notified to the Administrative Agent in accordance with Section 4.13.

(h) Compliance with Terms. Such Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2 Receivables.

(a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may take such actions in its reasonable business judgment.

(b) Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c) Delivery of Invoices. After the occurrence and during the continuance of an Event of Default, upon the request of the Administrative Agent, such Grantor will deliver to the Administrative Agent duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.

(d) Disclosure of Counterclaims on Receivables. If (i) any material discount, credit or agreement to make a rebate or to otherwise materially reduce the amount owing on any Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Administrative Agent in connection with the inspection by the Administrative Agent of any record of such Grantor relating to such Receivable and in connection with any invoice or report furnished by such Grantor to Administrative Agent relating to such Receivable.

(e) Electronic Chattel Paper. Such Grantor shall (i) take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper with an individual value in excess of $100,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act and (ii) not permit the aggregate value of all electronic chattel paper of all Grantors for which Control has not been granted to the Administrative Agent in accordance with the foregoing clause (i) to exceed $250,000.

4.3 Inventory and Equipment.

(a) Equipment. Each Grantor represents and warrants to and agrees with the Administrative Agent and the other Secured Parties that all of the Equipment is and will be used or held for use in the Grantor’s business. Each Grantor shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all reasonably necessary replacements thereof. Each Grantor shall not permit any Equipment to become a fixture to real property or an accession to other personal property, unless the Administrative Agent has, subject to Article XI, a valid, perfected, and first priority Lien in such real or personal Property (or the Grantor’s leasehold interest therein). Each Grantor will not, without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld or delayed, alter or remove any identifying symbol or number on the Equipment. Each Grantor shall not, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, sell, lease as a lessor, or otherwise dispose of any of the Equipment, except as permitted by the Credit Agreement and the other Loan Documents.

(b) Titled Vehicles. Together with the delivery of the financial statements required pursuant to Section 8.01(a) of the Credit Agreement, each Grantor will give the Administrative Agent notice of its acquisition of any Vehicle covered by a certificate of title and upon request by the Administrative Agent (such request to be made by the Administrative Agent), each Grantor will promptly deliver to the Administrative Agent originals of certificates of title, manufacturer’s certificates of origin or other appropriate title documents for all new and used Vehicles owned by such Grantor, together with such executed documentation as the Administrative Agent may request to enable the Administrative Agent to note the Liens in favor of the Secured Parties thereon, in each case to the extent the value thereof exceeds $100,000 in the aggregate for any such Vehicles.

4.4 Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Administrative Agent within thirty (30) days of the execution of this Security Agreement, the originals of all Chattel Paper, Securities and other Instruments, in each case with a value of at least $100,000, together with any requested allonge with respect to Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and promptly thereafter deliver to the Administrative Agent any such Chattel Paper, Securities and Instruments, in each case with a value of at least $100,000, constituting Collateral, (c) not permit the aggregate value of all Chattel Paper, Securities and other Instruments constituting Collateral and owned by the Grantors for which the originals have not been delivered to the Administrative Agent pursuant to the foregoing clauses (a) and (b) to exceed $250,000, (d) upon execution of this Security Agreement and the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral and (e) upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit H hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.5 Uncertificated Pledged Collateral. Such Grantor will permit the Administrative Agent, at the request of the Required Lenders, from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to use commercially reasonable efforts to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement unless such Pledged Collateral is held in an Excluded Account.

4.6 Pledged Collateral.

(a) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders after the occurrence and during the continuance of an Event of Default.

(b) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral;

(ii) Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence of and during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof; and

(iii) Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of this Security Agreement, the Credit Agreement or any other Loan Document; provided, however, that if any cash dividends or interests are received by such Grantor in violation of this Security Agreement, the Credit Agreement or any other Loan Document, such cash dividends and interest shall, whenever paid or made, be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other Property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.7 Commercial Tort Claims. Such Grantor shall (a) promptly, and in any event within ten Business Days after the same is acquired by it, notify the Administrative Agent of any Commercial Tort Claim acquired by it that would reasonably be expected to result in a judgment or settlement in such Grantor’s favor in excess of $100,000 and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, substantially in the form of Exhibit H hereto, granting to the Administrative Agent, subject to Article XI), a first priority security interest in such Commercial Tort Claim and (b) not permit the aggregate expected amount of judgments or settlements in favor of the Grantors in respect of all Commercial Tort Claims for which the Administrative Agent has not been granted a first priority security interest pursuant to clause (a) to exceed $250,000.

4.8 Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit with a face amount in excess of $100,000, it shall promptly, and in any event within ten Business Days after becoming a beneficiary, notify the Administrative Agent thereof and, if so requested by the Administrative Agent, use commercially reasonable efforts to cause the issuer and/or confirmation bank to (a) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (b) agree to direct all payments thereunder to a Deposit Account subject to a Deposit Account Control Agreement, all in form and substance satisfactory to the Administrative Agent. No Grantor shall permit the aggregate face amounts of all letters of credit for which the Grantors are beneficiaries and for which the applicable Grantor has not taken the steps set forth in the immediately preceding sentence to exceed $250,000.

4.9 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.10 Insurance. Each Grantor shall maintain insurance in accordance with the requirements of Section 8.07 of the Credit Agreement. All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Administrative Agent. If such Grantor fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.11 Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to such Grantor’s principal place of business and, unless waived by the Administrative Agent, any warehouse, processor or converter facility or other location where, in any such case, Collateral with a fair market value in excess of $500,000 is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to the Administrative Agent. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

4.12 Control Agreements. For each Deposit Account, Securities Account and Commodities Account (including any Term Loan Priority Account that is established by such Grantor in accordance with the terms of the Intercreditor Agreement, but excluding any Excluded Accounts) that such Grantor at any time maintains, such Grantor will, substantially contemporaneously with the later of (a) thirty (30) days after the Effective Date and (b) the opening of such Deposit Account, Securities Account or Commodities Account (other than Excluded Accounts), (x) deliver to the Administrative Agent an updated Exhibit B reflecting such Deposit Account, Securities Account or Commodities Account and (y) cause a Control Agreement in form and substance satisfactory to the Administrative Agent, to be executed with the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities Account, or commodities intermediary that maintains such Commodities Account and take such other action as the Administrative Agent may approve in order to perfect the Administrative Agent’s security interest in such Deposit Account, Securities Account or Commodities Account; provided that, with respect to any Term Loan Priority Account that is established by such Grantor in accordance with the terms of the Intercreditor Agreement, such account shall be maintained at a depository bank acceptable to the Administrative Agent.

4.13 Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, (e) change its state of incorporation or organization, or (f) change its fiscal year, in each case, unless the Administrative Agent shall have received at least thirty (30) days (but fifteen (15) days for changes described in clause (b)) prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (i) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (ii) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral), provided that, any new location shall be in the continental United States; provided, further, that upon making any such change, such Grantor shall deliver to the Administrative Agent an updated Exhibit A reflecting such change.

4.14 Assigned Contracts. Such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Administrative Agent of any Assigned Contract held by such Grantor and to enforce the security interests granted hereunder, in each case within thirty days after the Effective Date, and with respect to any Assigned Contract entered into after the Effective Date, such Grantor shall use commercially reasonable efforts to ensure that there is no restriction on the assignment to or for the benefit of the Administrative Agent in such Assigned Contract. Such Grantor shall perform in all material respects all of its obligations under each of its Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided however, that such Grantor shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of an Assigned Contract unless such Grantor deems the termination thereof to be reasonable based on its business judgment. Without limiting the generality of the foregoing, such Grantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. Such Grantor shall notify the Administrative Agent in writing, promptly after such Grantor becomes aware thereof, of any event or fact which would reasonably be expected to give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right. Such Grantor shall deposit into a Deposit Account subject to a Deposit Account Control Agreement, all amounts received by such Grantor as indemnification or otherwise pursuant to its Assigned Contracts. If an Event of Default then exists, the Administrative Agent may, and at the direction of the Required Lenders shall, directly enforce such right in its own or such Grantor’s name and may enter into such settlements or other agreements with respect thereto as the Administrative Agent or the Required Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Administrative Agent for the benefit of the Secured Parties under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, such Grantor shall indemnify and hold the Administrative Agent and other Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from such Grantor to or in favor of such obligor or its successors. All such obligations of such Grantor shall be and remain enforceable only against such Grantor and shall not be enforceable against the Administrative Agent or the Secured Parties. Notwithstanding any provision hereof to the contrary, such Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Administrative Agent’s or any other Secured Party’s exercise of any of their respective rights with respect to the Collateral shall not release such Grantor from any of such duties and obligations. Neither the Administrative Agent nor any other Secured Party shall be obligated to perform or fulfill any of such Grantor’s duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

4.15 Additional Grantors. Each Grantor agrees to cause each Subsidiary that is required to become a party to this Security Agreement pursuant to Section 8.14(b) of the Credit Agreement to become a Grantor for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a) The breach by any Grantor of any of the terms or provisions of Sections 4.1(b), 4.1(c), 4.7, 4.8, 4.12, 4.13(a), 4.13(c) or 4.13(e).

(b) The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

(c) Any Equity Interest which is included within the Collateral shall at any time constitute a Security or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been, or contemporaneously with their issuance will be, delivered to the Administrative Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Administrative Agent has entered into a Securities Account Control Agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

5.2 Remedies.

(a) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, or at the direction of the Required Lenders, shall, exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and/or the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Control Agreement and take any action therein with respect to such Collateral, including endorsing and collecting any cash proceeds of the Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as are commercially reasonable; and

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Administrative Agent is able to affect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Indebtedness or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Indebtedness or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3 Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; and

(c) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4 Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears or is covered by any Intellectual Property owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any trademark constituting Intellectual Property owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1 Account Verification. On and after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time at the Grantors’ expense to (a) verify the validity, amount or any other material information relating to any Accounts and (b) enforce collection of any such Accounts and to adjust, settle or compromise the amount of payment thereof, all in the same manner as the Grantors.

6.2 Authorization for Secured Party to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the sole discretion of the Administrative Agent to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent (in its sole discretion) deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Indebtedness as provided in Article VII, (vi) to discharge past due Taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are permitted pursuant to Section 4.1(e)), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the

Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement, the Credit Agreement or under any other Loan Document.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i), Section 6.2(a)(iii) and Section 6.2(a)(xvi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3 Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

6.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY, OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

COLLECTION AND APPLICATION OF RECEIVABLES

AND OTHER COLLATERAL PROCEEDS

The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default (but not at any other time). If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any Proceeds constituting collections of such Receivables, when collected by such Grantor, (a) shall forthwith (and, in any event, within two Business Days) be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided below in this Article VII, and (b) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Receivables while held by the Collateral Account bank (or by any Grantor in trust for the benefit of the Secured Parties) shall continue to be collateral security for the Indebtedness of the applicable Grantor and shall not constitute payment thereof until applied as hereinafter provided. At any time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the funds on deposit in the Collateral Account established by the relevant Grantor to the payment of the Indebtedness of such Grantor then due and owing, such application to be made as set forth below in this Article VII. In addition to the rights of the Secured Parties specified above with respect to payments of Receivables, after the occurrence and during the continuance of an Event of Default, all Proceeds of Collateral received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Secured Parties segregated from other funds of such Grantor, and shall, at the request of the Administrative Agent, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Indebtedness and shall not constitute payment thereof until applied as provided below in this Article VII. At any time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds of any Grantor held in any Collateral Account in payment of the Indebtedness of such Grantor in such order as the Administrative Agent may elect in compliance with the Credit Agreement, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for such Indebtedness shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Indebtedness shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2 Limitation on Administrative Agent’s and any Secured Party’s Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (a) to fail to incur material expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain, governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of

Collateral, whether or not the Collateral is of a specialized nature, (h) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (i) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (j) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2; provided that the provisions of this Section 8.2 shall not be deemed in any manner to waive or vary the rules and requirements of Article 9 of the UCC which may not be waived or varied pursuant to Section 9-602 of the UCC. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3 Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, after the occurrence and during the continuance of an Event of Default, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent (in its discretion) shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be Indebtedness payable on demand.

8.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1, 4.4 through 4.14 or 5.3, or in Article VII will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except in accordance with Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except in accordance with Section 4.1(d)) shall be binding upon the Administrative Agent or the Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

8.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. Except in the case of releases of Collateral in accordance with Section 11.09 of the Credit Agreement, no waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 12.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Indebtedness has been paid in full.

8.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, illegal or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such inoperability, invalidity, illegality or unenforceability without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.9 Reinstatement; Effect of Fraudulent Transfer Laws. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Indebtedness, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Indebtedness, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Indebtedness shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. It is the desire and intent of each

Grantor, the Administrative Agent and the other Secured Parties that this Security Agreement shall be enforced as a full recourse obligation of each Grantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Grantor under this Security Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Grantor liability hereunder in respect of the Indebtedness shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing such Grantor’s obligations hereunder to be so invalidated.

8.10 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Indebtedness or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, hereunder.

8.11 Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12 Taxes and Expenses. Any Taxes (other than Excluded Taxes) payable or ruled payable by any applicable Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all reasonable out-of-pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14 Termination; Releases.

(a) This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Indebtedness outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Indebtedness has been paid and performed in full and no commitments of the Administrative Agent or the Secured Parties which would give rise to any Indebtedness are outstanding (other than contingent indemnification obligations).

(b) Any Grantor other than the Borrower shall automatically be released from its obligations hereunder and the security interest granted hereby in the Collateral of such Grantor shall be automatically released in the event that all the Equity Interests in such Grantor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Borrower in manner permitted in accordance with the terms of the Credit Agreement; provided that, to the extent required by the Credit Agreement, the Required Lenders shall have consented to such sale, transfer or other disposition. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement the security interest created hereby in any Collateral that is so sold, transferred or otherwise disposed of shall automatically terminate and be released upon the closing of such sale, transfer or other disposition, and such Collateral shall be sold free and clear of the Lien and security interest created hereby; provided however, that such security interest will continue to attach to all Proceeds of such sales or other dispositions. In connection with any of the foregoing, the Administrative Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all UCC termination statements and similar documents that the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 8.14(b) shall be without recourse to or warranty by the Administrative Agent.

8.15 Entire Agreement. This Security Agreement, the Credit Agreement, and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersede all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

8.16 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.17 CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVERS.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EITHER CASE LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH

IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE ANY PARTY HERETO FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(b) EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT, c/o Lonestar Prospects, Ltd, 4413 Carey Street, Fort Worth, Texas 76119, Attention: Martin Robinson, Facsimile No. [###-###-####], SUCH SERVICE TO BECOME EFFECTIVE thirty (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GRANTOR IN ANY OTHER JURISDICTION.

(c) EACH GRANTOR, FOR ITSELF, ITS SUCCESSORS AND ITS ASSIGNS, HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN, (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NONE OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY OR ANY REPRESENTATIVE OR AGENT OF ANY OF THE FOREGOING HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

8.18 Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the Secured Parties, and their respective successors, assigns, agents and employees (each, an “Indemnified Party”), from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all documented expenses of litigation or preparation therefor whether or not the Administrative Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against any Indemnified Party, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Secured Parties or any Grantor and any claim for Intellectual Property infringement), in each case, except to the extent attributable to the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction.

8.19 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

8.20 Lien Absolute. All obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Indebtedness, by operation of law or otherwise, or any obligation of any other guarantor of any of the Indebtedness, or any default, failure or delay, willful or otherwise, in the payment or performance of the Indebtedness;

(b) any lack of validity or enforceability relating to or against Borrower, any other Loan Party or any other guarantor of any of the Indebtedness, for any reason related to the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Indebtedness, or any Governmental Requirements purporting to prohibit the payment by Borrower, any other Loan Party or any other guarantor of the Indebtedness of the principal of or interest on the Indebtedness;

(c) any modification or amendment of or supplement to the Credit Agreement or any other Loan Document;

(d) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Indebtedness, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Indebtedness, including any increase or decrease in the amount of the Commitments or Loans or the rate of interest thereon;

(e) any release, nonperfection or invalidity of any direct or indirect security for any obligation of any Loan Party under the Credit Agreement or any other Loan Document or any obligations of any guarantor or grantor of any of the Indebtedness, any amendment or waiver of, or consent to departure from, any other guaranty or support document, any exchange, release or non-perfection of any direct or indirect security for any obligation of any Loan Party under the Credit Agreement or any other Loan Document, for all or any of the Loan Documents or Indebtedness, or any action or failure to act, including choice of remedies, manner of sale or use of proceeds, by the Administrative Agent, any Lender or any other Person with respect to any collateral securing all or any part of the Indebtedness;

(f) any change in the corporate existence, structure or ownership of the Borrower, any other Loan Party or any other guarantor of any of the Indebtedness, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower, any other Loan Party or any other guarantor of the Indebtedness, or any of their assets or any resulting release or discharge of any obligation of Borrower, any other Loan Party or any other guarantor or any of the Indebtedness;

(g) any present or future law, regulation, decree or order of any jurisdiction (whether of right or in fact) or of any Governmental Authority thereof or any other event purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Indebtedness;

(h) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement, any other Loan Document, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of any Grantor; or

(i) any other act or omission to act or delay of any kind by Borrower, any other Loan Party, any other guarantor of the Indebtedness, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Grantor’s obligations hereunder.

8.21 Release. Each Grantor consents and agrees that the Administrative Agent may at any time, or from time to time, in its discretion and in accordance with the Credit Agreement:

(a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Indebtedness; and

(b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Administrative Agent in connection with all or any of the Indebtedness; all in such manner and upon such terms as the Administrative Agent (in its discretion or acting as directed in writing by the Required Lenders) may deem proper, and without notice to or further assent from any Grantor, it being hereby agreed that each Grantor shall be and remain bound upon this Security Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Indebtedness may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Indebtedness.

ARTICLE IX

NOTICES

9.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be given in accordance with Section 12.01 of the Credit Agreement, with each notice to each Grantor other than the Borrower being given in the same manner as notice to the Borrower under the Credit Agreement, provided that such notice shall, in each case, be addressed to such Grantor at its notice address set forth on Exhibit A.

9.2 Change in Address for Notices. Each of the Grantors and the Administrative Agent may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE ADMINISTRATIVE AGENT

Ares Capital Corporation has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article XI of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article XI. Any successor Administrative Agent appointed pursuant to Article XI of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

ARTICLE XI

INTERCREDITOR AGREEMENT

The Liens created by this Security Agreement are subject to the Intercreditor Agreement and in the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern and control. Prior to the occurrence of the indefeasible payment in full of all RCA Obligations, the requirements of this Security Agreement to deliver RCA First Lien Collateral to the Administrative Agent or grant control (to the extent only one person can have control of such RCA First Lien Collateral) with respect to the RCA First Lien Collateral (or, in each case, to make representations or warranties with respect to such delivery or grant of control) to the Administrative Agent shall be deemed satisfied by the delivery of such RCA First Lien Collateral or grant of control with respect to such RCA First Lien Collateral to the RCA Administrative Agent.

ARTICLE XII

AMENDMENT OF THE EXISTING SECURITY AGREEMENT

This Security Agreement is intended to, and does hereby, restate, amend, modify, supersede, and replace the Existing Security Agreement.

ARTICLE XIII

CONCERNING THE PARTNERSHIP/LLC AGREEMENTS

Each Grantor hereby (a) consents to the grant of a security interest by each other Grantor in its right, title and interest in the Pledged Equity Interests pursuant to this Security Agreement and (b) waives any right or option it may have, including any right or option under the Partnership/LLC Agreements or any other agreement relating to the Pledged Equity Interests, to purchase the Pledged Equity Interests of any other Grantor, whether under the Partnership/LLC Agreements or otherwise, in connection with any sale, transfer or foreclosure of the Pledged Equity Interests of such other Grantor pursuant to this Security Agreement.

Each Grantor hereby authorizes and instructs each Company to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing, and (b) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

VPROP OPERATING, LLC,
a Delaware limited liability company

By:	Vista Proppants and Logistics, LLC,
a Delaware limited liability company,
its sole member

By:	/s/ Gary Humphreys
	Name:	Gary Humphreys
	Title:	Manager

Address:
4413 Carey Street
Fort Worth, Texas 76119
Attention: Martin Robinson
Facsimile No. [###-###-####]

LONESTAR PROSPECTS MANAGEMENT,
L.L.C., a Texas limited liability company

By:	VPROP Operating, LLC,
a Delaware limited liability company,
its sole member

By:	Vista Proppants and Logistics, LLC,
a Delaware limited liability company,
its sole member

By:	/s/ Gary Humphreys
	Name:	Gary Humphreys
	Title:	CEO

Address:
4413 Carey Street
Fort Worth, Texas 76119
Attention: Martin Robinson
Facsimile No. [###-###-####]

Signature Page to

Amended and Restated Security Agreement

LONESTAR PROSPECTS, LTD.,
a Texas limited partnership

By:	Lonestar Prospects Management, L.L.C.,
a Texas limited liability company,
its general partner

By:	VPROP Operating, LLC,
a Delaware limited liability company,
its sole member

By:	Vista Proppants and Logistics, LLC,
a Delaware limited liability company,
its sole member

By:	/s/ Gary Humphreys
	Name:	Gary Humphreys
	Title:	Manager

Address:
4313 Carey Street
Fort Worth, Texas 76119
Attention: Martin Robinson
Facsimile No. [###-###-####]

Signature Page to

Amended and Restated Security Agreement

ADMINISTRATIVE AGENT

ARES CAPITAL CORPORATION, as
administrative agent

By:	/s/ Mitchell Goldstein
	Name:	Mitchell Goldstein
	Title:	Authorized Signatory

Signature Page to

Amended and Restated Security Agreement